UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2008

NovaRay Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52731	16-1778998
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39655 Eureka Drive, Suite A, Newark, California	94560
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 619-9200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On October 31, 2008, Vision Opportunity Master Fund, Ltd. exercised a warrant as to 1,445,450 shares of Series A Convertible Preferred Stock of NovaRay Medical, Inc. (the “Company”) at an exercise price of $2.67 per share, and Vision Capital Advantage Fund, L.P. exercised a warrant as to 427,210 shares of Series A Preferred Stock of the Company at an exercise price of $2.67 per share. The Company received the aggregate exercise price of $5,000,002.20. Such issuance and sale of Series A Convertible Preferred Stock of the Company were made pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, as Vision Opportunity Master Fund, Ltd. and Vision Capital Advantage Fund, L.P. each represented to the Company that it was an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaRay Medical, Inc.

Dated: November 4, 2008	By:	/s/ Jack Price
	Name:	Jack Price
	Title:	President and Chief Executive Officer